UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2018

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA		01720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 17, 2018 Jonathan Rider resigned as Chief Operating Officer of SeaChange International, Inc. (“SeaChange”), effective August 1, 2018.

(e)

In connection with his resignation as Chief Operating Officer of SeaChange, Mr. Rider and SeaChange entered into an Employee Separation Agreement and Voluntary Release, dated as of July 18, 2018 (the “Separation Agreement”). Under the terms of the Separation Agreement, SeaChange will:

•	Beginning August 2, 2018 pay Mr. Rider six (6) months of base salary as severance payable on the normal bi-weekly payroll schedule, subject to all ordinary payroll taxes and withholdings; and

•	Allow for the continued vesting through January 31, 2019 of Mr. Rider’s outstanding equity awards including allowing Mr. Rider to remain eligible to receive a pro-rated portion of his 2016, 2017 and 2018 performance stock unit awards (“PSUs”) to be determined subsequent to January 31, 2019, January 31, 2020 and January 31, 2019 respectively, pursuant to the previously disclosed terms of his PSU award agreements.

Under the Separation Agreement, Mr. Rider affirmed his existing Employee Noncompetition, Nondisclosure and Developments Agreement pursuant to which Mr. Rider agreed to non-competition and non-solicitation provisions restricting his activities for a one-year post-employment period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Edward Terino
Edward Terino
Chief Executive Officer

Dated: July 19, 2018